UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  July 15, 2013

CombiMatrix Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-33523	47-0899439
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

310 Goddard, Suite 150, Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (949) 753-0624

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 15, 2013, the Board of Directors (the “Board”) of CombiMatrix Corporation (the “Company”) appointed Robert E. Hoffman to the Board to fill an existing vacancy.

Robert E. Hoffman, 47, is the Senior Vice President, Finance and Chief Financial Officer of Arena Pharmaceuticals, Inc., a publicly traded biopharmaceutical company, where he has served in various finance and accounting roles since 1997, except that from March 2011 to August 2011, Mr. Hoffman served as Chief Financial Officer for Polaris Group, a privately held drug development company.  Mr. Hoffman is a member of the business and financial advisory board of Innovus Pharmaceuticals, a publicly traded emerging pharmaceuticals company.  Mr. Hoffman also serves as a member of the Financial Accounting Standards Board’s Small Business Advisory Committee and the steering committee of the Association of Bioscience Financial Officers. Mr. Hoffman is also a member and a former director and President of the San Diego Chapter of Financial Executives International. Mr. Hoffman holds a bachelor’s degree in business administration from St. Bonaventure University, and is licensed as a C.P.A. (inactive) in the State of California.

Pursuant to the Company’s 2006 Stock Incentive Plan, as amended, Mr. Hoffman received a non-discretionary initial grant of options to purchase 2,000 shares of the Company’s common stock upon joining the Board.  On the first business day of each calendar year, each non-employee Board member then in office is automatically granted additional options to purchase 2,000 shares of the Company’s common stock, provided such individual has served as a non-employee Board member for at least six months.  All such grants are granted at an exercise price equal to the closing market price of the Company’s common stock on the date of grant.  The options vest in four equal annual installments over a 48-month period measured from the grant date.

Pursuant to the Company’s director cash compensation policy, Mr. Hoffman will receive $1,500 per month for his service as a member of the Board, as well as $1,000 for each meeting of the Board attended in person, $1,000 for each meeting attended by telephone that was longer than one hour in length, and $500 for each meeting attended by telephone if the meeting was one hour or less in length.  Mr. Hoffman will also be reimbursed for expenses incurred in connection with attendance at meetings of the Board and committees of the Board and in connection with his performance of Board duties.  The Company and Mr. Hoffman also entered into the Company’s standard director indemnification agreement.

The Company’s Board has determined that Mr. Hoffman is independent under the rules of the Nasdaq Stock Market and that, therefore, a majority of the Company’s Board is now comprised of independent directors.

Item 9.01.             Financial Statements and Exhibits.

(a)           Financial Statements of Businesses Acquired.

Not applicable.

(b)           Pro Forma Financial Information.

Not applicable.

(c)           Shell Company Transactions.

Not applicable.

(d)           Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release of CombiMatrix Corporation dated July 17, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMBIMATRIX CORPORATION
(Registrant)

Dated: July 17, 2013	/s/ SCOTT R. BURELL
Scott R. Burell Chief Financial Officer

Exhibit Index

Exhibit No.	Description of Exhibit

99.1	Press Release of CombiMatrix Corporation dated July 17, 2013.